UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Silgan Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note:

This Amendment No. 1 on Schedule 14A is being filed to amend the definitive proxy statement on Schedule 14A filed by Silgan Holdings Inc. (the “Company”) with the Securities and Exchange Commission on April 28, 2020 (the “Proxy Statement”) solely to correct an inadvertent typographical error in both the first paragraph of the Notice of Annual Meeting of Stockholders and the first paragraph of page 1 of the Proxy Statement. In both such places in the Proxy Statement, the day of the week of the 2020 annual meeting of stockholders of the Company (the “Meeting”) is incorrectly stated to be Wednesday. The correct day of the week of the Meeting is Monday. Accordingly, such references in both the Notice of Annual Meeting of Stockholders and page 1 of the Proxy Statement to the day of the week of the Meeting are hereby changed to Monday. The date of the Meeting remains June 8, 2020 and has not changed. There are no other changes to the Proxy Statement.